UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2015

LIME ENERGY CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16265	36-4197337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville, North Carolina	28078
(Address of Principal Executive Offices)	(Zip Code)

(704) 892-4442

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.                                        Unregistered Sales of Equity Securities.

Item 3.03.                                        Material Modifications to Rights of Security Holders.

EnerPath Acquisition

On March 24, 2015 (the “Closing Date”), Lime Energy Co. (the “Company”) entered into and consummated the transactions contemplated by an Agreement and Plan of Merger (the “Merger Agreement”) by and among EIHC MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), EnerPath International Holding Company, a Delaware corporation (“EnerPath”), Janina Guthrie, as the Stockholder Representative, and all of the stockholders of EnerPath (the “Stockholders”) (the transactions contemplated by the Merger Agreement, collectively, the “EnerPath Acquisition”) pursuant to which Merger Sub merged with and into EnerPath with EnerPath being the surviving corporation of the merger. EnerPath is a California-based provider of software solutions and program administration for utility energy efficiency programs.

The consideration paid in connection with the EnerPath Acquisition was approximately $11 million in cash, subject to adjustment based upon the tangible net worth of EnerPath as of the closing date and as more fully described in the Merger Agreement. The Company financed the purchase price through the issuance of debt, as further described under “Convertible Debt Financing” below. Each of the Company, Merger Sub and the Stockholders has made customary representations, warranties and covenants in the Merger Agreement and each is subject to customary indemnification obligations thereunder. The description of the Merger Agreement set forth herein is qualified in its entirety by reference to the Merger Agreement filed as Exhibit 2.1 herewith and incorporated by reference herein. A copy of the press release announcing the EnerPath Acquisition is attached hereto as Exhibit 99.5 herewith.

The Merger Agreement has been filed herewith to provide stockholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the parties to the Merger Agreement. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in the parties’ representations and warranties are qualified by information contained in a confidential disclosure letter that the parties provided each other in connection with the Merger Agreement. Accordingly, stockholders of the Company should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, since they were made only as of the date of the Merger Agreement and are modified significantly by the disclosure letter. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may not be reflected in the Company’s public disclosures.

Convertible Debt Financing

On the Closing Date, the Company entered into that certain Note Purchase Agreement (the “Note Purchase Agreement”) with Bison Capital Partners IV, L.P. (“Bison”) pursuant to which the Company issued a subordinated convertible note due March 24, 2020 (the “Note”) in the principal amount of $11,750,000. The proceeds from the sale of the Note were used to finance the EnerPath Acquisition and to pay fees and expenses incurred in connection therewith (including certain fees and expenses incurred by Bison in connection with the Note Purchase Agreement). The Company has made certain representations, warranties and covenants under the terms of the Note Purchase Agreement, including representations and warranties regarding EnerPath and each of its subsidiaries, and must indemnify Bison and its affiliates from losses, damages and claims arising out of a breach by the Company of such representations, warranties and covenants. As of the date the Note was issued, Bison owned 10,000 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Stock”), which was, as of the date thereof, convertible into approximately 30% of the Company’s common stock (the “Common Stock”), and Bison is the Company’s single largest stockholder. Two members designated by Bison to sit on the Company’s Board of Directors (the “Board”), Andreas Hildebrand and Peter Macdonald, are partners of an affiliate of Bison. Mr. Hildebrand and Mr. Macdonald recused themselves from the Board’s consideration of the Note Purchase Agreement and the financing contemplated thereby.

Pursuant to the terms of the Note, the Company may pay 8.0% per annum interest on the outstanding principal amount semi-annually in cash or allow interest to accrue and be added to the principal amount at a rate of 10.0% per annum (the “Interest Rate”). Upon the occurrence of an event of default under the terms of the Note, the Interest Rate increases by 2.0% per annum until the Note is redeemed or the event of default is cured. All or any portion of the principal amount of the Note, plus any accrued but unpaid interest, may, at the election of the Note holder, be converted into Common Stock after March 24, 2018 or the occurrence of a change of control of the Company, whichever occurs first. The initial conversion price of the Note is $3.16; provided, however, that no portion of the principal amount of the Note may be converted into in excess of 19.99% of the outstanding Common Stock prior to the effective date the stockholders of the Company approve the removal of this cap (the “Stockholder Approval Matter”). The conversion price is subject to anti-dilution adjustments, adjustments in connection with stock splits and similar occurrences and certain other events set forth in the Note.  The Note is guaranteed by each subsidiary of the Company, including EnerPath and each of its subsidiaries, but that security interest will be subordinated to permitted senior indebtedness of the Company of between $8 million and $15 million in the aggregate. The actual amount of permitted senior indebtedness will depend on the Company’s Consolidated Adjusted EBITDA (as defined in the Note) over a trailing four-quarter period. The Note is secured by a lien on all of the assets of the Company and each of its subsidiaries. The Company may not prepay the Note.  The holder of the Note may require the Company to redeem the Note upon an event of default, a change of control or the Company giving notice of its determination to exercise the Company’s redemption right for the Series C Stock. The Company is subject to certain financial, affirmative and negative covenants, including a minimum Consolidated Adjusted EBITDA covenant, as set forth in the Note.

In connection with the Note Purchase Agreement, on the Closing Date, the Company amended and restated that certain Shareholder and Investor Rights Agreement, dated as of December 23, 2014 (the “Original Shareholder Agreement”), by and among the Company, Bison and the other signatories thereto (as amended and restated, the “Amended and Restated Shareholder Agreement”) and that certain Registration Rights Agreement, dated as of December 23, 2014, by and among the Company, Bison and the other signatories thereto (as amended and restated, the “Amended and Restated Registration Rights Agreement”). Pursuant to the terms of the Amended and Restated Shareholder Agreement, in the event the Company proposes to issue new securities (subject to certain exceptions), the Company must allow Bison to purchase a proportion of the new securities equal to the number of shares of Common Stock beneficially owned by Bison (including the shares of Common Stock into which the Note could convert) divided by the total number of shares of Common Stock outstanding on a fully-diluted basis. The operational consent rights and director appointment rights held by Bison under the Original Shareholder Agreement remain in the Amended and Restated Shareholder Agreement; provided, however, that, in the event Bison is no longer entitled to designate at least one director under the terms of the Series C Stock, Bison will be entitled under the Amended and Restated Shareholder Agreement to designate that number of directors that is consistent with its ownership of Common Stock (including shares of Common Stock that are convertible from the Series C Stock and the Note, assuming the Note was immediately convertible) if it holds at least 5% of the Common Stock (computed in the same fashion).

Pursuant to the Amended and Restated Registration Rights Agreement, Bison is entitled to certain registration rights in connection with the Common Stock into which its shares of Series C Stock and the Note may convert, including the right to demand the registration of such shares at any time after December 23, 2015 and rights to include such shares in other registration statements filed by the Company. Additionally, certain other stockholders of the Company are entitled to include certain of their shares of Common Stock in a registration statement filed by the Company.  The Company has agreed to indemnify the other parties to the Amended and Restated Registration Rights Agreement in connection any claims related to their sale of securities under a registration statement, subject to certain exceptions.

The description of the Note Purchase Agreement, the Note, the Amended and Restated Shareholder Agreement and the Amended and Restated Registration Rights Agreement set forth herein is qualified in its entirety by reference to the copies of such agreements filed as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, herewith, which are incorporated by reference herein.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On March 24, 2015, the holders of a majority of the outstanding shares of the Company’s capital stock entitled to vote thereon approved by written consent the Stockholder Approval Matter.  Such approval will only be effective twenty (20) calendar days after the mailing of an information statement to the Company’s stockholders.

Item 9.01.                                        Exhibits.

(a)                                 Financial statements of business acquired

The financial statements required by this Item with respect to the Company are not being filed herewith. They will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)                                 Pro forma financial information

The pro forma financial information required by this Item is not being filed herewith. It will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)                                 Exhibits

2.1                               Agreement and Plan of Merger dated March 24, 2015

99.1                        Note Purchase Agreement dated March 24, 2015

99.2                        Subordinated Secured Convertible Promissory Note dated March 24, 2015

99.3                        Amended and Restated Shareholder and Investor Rights Agreement dated March 24, 2015

99.4                        Amended and Restated Registration Rights Agreement dated March 24, 2015

99.5                        Press Release dated March 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.
Dated: March 30, 2015	By:	/s/ Mary Colleen Brennan
Mary Colleen Brennan
Chief Financial Officer & Treasurer